UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:   September 28, 2008

(Date of earliest event reported)

GRYPHON GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission file number: 333-127635

Nevada	92-0185596
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1130 West Pender Street, Suite 810
Vancouver, British Columbia	V6E 4A4
(Address of Principal Executive Offices)	(Zip Code)

(604) 261-2229

(Registrant’s Telephone Number, including Area Code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Matter & Associates Financial and Advisory Services Agreement

On October 1, 2008, the Registrant entered into a Financial and Advisory Services Agreement (the “Agreement”) with Matter & Associates (“M&A”) related to financial and advisory services to be provided to the Registrant by M&A. The Agreement replaces in full the prior Advisory Services Agreement, dated March 20, 2008, between the parties.

Pursuant to the terms and conditions of the Agreement, Mr. Albert Matter of M&A shall provide services in respect of capital raising, including but not limited to:

•	advise as to the structure of the sale of common shares, warrants and convertible debt of Gryphon under private placement or public offerings;
•	developing and producing marketing materials to assist with the completion of the any equity sales (with costs associated therewith and final materials to be pre-approved by the Registrant’s CEO);
•	developing, writing and issuing press releases for the Registrant (with such press releases subject to the final approval of the Registrant’s CEO and CFO, prior to release);
•	provide advise to the CEO regarding equity markets for junior mining companies and the gold markets.

The Registrant will provide compensation to M&A as follows:

•	a monthly retainer of Cdn.$12,500 per month commencing effective September 1, 2008;
•	a fee equal to 3% of the proceeds realized by the Registrant from all sales of equity and convertible debt completed by the Registrant during the term of the Agreement;
•

100,000 options for each full Cdn.$3,000,000 received by the Registrant through the sale of equity or convertible debt prior to March 31, 2009 (100% of the options shall vest at the date of grant and shall expire 5 years from the date of grant);

•	150,000 options to be granted upon execution of the Agreement (100% of the options vest at the date of grant and shall expire 5 years from the date of grant);
•

a bonus equal to 1% of the total proceeds form sales of equity (net of cash brokers fees) completed between September 1, 2008 and March 31, 2009, if the total of such equity sales equals or exceeds Cdn.$7,000,000;

Pursuant to the terms of the Agreement, the Registrant shall reimburse M&A for all reasonable, documented out-of-pocket expenses incurred in performing the services, including travel, printing, courier, facsimile, research and telephone.

In recognition of merger and acquisition services provided by M&A under the prior Advisory Services Agreement, the Registrant has agreed that if on or before February 28, 2009, the Registrant enters into or closes a merger, acquisition, sale, joint venture, asset sale asset purchase or vend-in involving the Registrant, other than with a certain named party, M&A will receive a success fee of 0.75% of the first $35 million of the transaction value and 1.50% of any additional transaction value, at closing. If the Registrant completes a transaction with the certain named party, then M&A will receive a success fee equal to 0.50% of the first $35 million of the transaction value and 1.00% of any additional transaction value, at closing. Additionally, in the event of the expiration or termination of this Agreement and M&A’s engagement thereunder, M&A will continue to be entitled to the success fee, if on or before February 28, 2009, the Registrant announces a transaction with any entity that was in negotiations with or was introduced to the Registrant during the term of the Agreement. In the event of the expiration or termination of the Agreement and M&A’s engagement thereunder, M&A will continue to be entitled to 50% of the success fee if, after February 28, 2009 but on or before August 31, 2009, the Registrant announces a transaction with any entity that was in negotiations with or was introduced to the Registrant during the term of the Agreement.

Subject to regulatory approval, up to 40% of the success fee is payable in common shares of the Registrant. The number of common shares to be issued by the Registrant to be calculated by dividing the dollar amount to be paid in common shares of the Registrant by the price per common shares calculated at the lowest price permitted by and in accordance with the requirements of the Toronto Stock Exchange without requiring shareholder approval. Such share are to be issued with five business days of the due date of the shares.

Item 1.02.   Termination of a Material Definitive Agreement

Matter & Associates Advisory Services Agreement

On October 1, 2008, the Registrant entered into the Agreement with M&A. Pursuant to the terms of that Agreement, the Registrant’s previous Advisory Services Agreement with M&A (the “Old Agreement”), dated March 20, 2008, was terminated.

Pursuant to the Old Agreement, M&A was to act as financial advisor to Registrant and was to perform such services as required by Registrant, including the following services, for a period of one year, subject to renewal by the parties:

•	facilitate sale/merger transactions for Registrant;

•	assist in the financing of Registrant;

•	assist in the maintenance of relationships with key shareholders of and prospective investors in Registrant; and

•	assist in the execution of specific objectives identified by Registrant.

In consideration for the services, Registrant had agreed to pay M&A compensation as follows:

•	a monthly retainer of Cdn$7,500 commencing April 1, 2008;

•	250,000 stock options, 100,000 of which were issued upon signing and 150,000 of which are issuable upon completion of a sale/merger transaction involving Registrant initiated by M&A;

•	a success fee upon the closing of a sale/merger transaction involving Registrant initiated by M&A;

•	a financing bonus upon the closing of a financing initiated by M&A; and

•	reimbursement for out-of-pocket expenses incurred by M&A in connection with the services.

As a result of the termination of the Old Agreement, the Registrant is not required to pay any cancellation fee or break fee. M&A’s principal is Mr. Albert Matter, who is the former chairman of the board to the Registrant.

Financial Services Agreement with Tony Ker

On September 18, 2008, the Registrant sent 10 days notice to Mr. Tony Ker that the Registrant was terminating the Financial Services Agreement between the Registrant and Mr. Ker, dated September 1, 2008 (“FSA”), termination to be effective September 28, 2008.

Pursuant to the FSA, the Registrant had engaged Mr. Ker to provide financial services. Mr. Ker was to assist in the financing of the Registrant and assist in the maintenance of relationships with the Registrant’s shareholders and prospective investors. The Registrant (as of September 1, 2008) was to pay a success fee to Mr. Ker of 0.67% for any qualifying financing (as defined in the FSA) initiated during the term of the FSA, including any share issuance or any contract that provides the Registrant with cash or consideration (excluding shares or debt issuances or other consideration in respect of the conversion of the loan from Jerry and Fabiola Baughman or the capping, buy-down or other amendment of terms of the Borealis Partners’ Royalty). In addition, the Registrant approved the granting of 200,000 stock options, of which 100,000 vested on signing and 100,000 were to vest on completion of a qualified financing. The issuance of shares pursuant to such options is subject to TSX approval. The terms of the stock options will be determined pursuant to the Registrant’s stock option plan. The FSA began on September 1, 2008, and was to end four months less a day thereafter unless extended by mutual agreement. Both parties had the right to terminate the FSA at any time during the term of the FSA upon ten days notice to the other party. The FSA contained standard indemnification provisions in favor of Mr. Ker.

As a result of the termination of the FSA, the Registrant is not required to pay any cancellation fee or break fee. Mr. Ker is the former Chief Executive Officer of the Registrant.

Item 9.01.   Financial Statements and Exhibits

99.1	Financial and Advisory Services Agreement between the Registrant and Matter & Associates, dated October 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gryphon Gold Corporation
(Registrant)

Dated: October 22, 2008	By: /s/ John L. Key
John L. Key
President and CEO